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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	FIRST QUARTER
	2009	2008

NET SALES	$913.0	$1,071.0

COSTS AND EXPENSES
Cost of sales	551.9	665.1
Gross margin	361.1	405.9
% to Net sales	39.6%	37.9%

Selling, general and administrative	252.7	274.6
% to Net sales	27.7%	25.6%

Operating margin	108.4	131.3
% to Net sales	11.9%	12.3%

Other-net	30.3	20.1
Restructuring charges and asset impairments	9.1	3.2

Income from operations	69.0	108.0

Interest-net	16.3	20.9

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	52.7	87.1
Income taxes	13.7	22.8

NET EARNINGS FROM CONTINUING OPERATIONS	39.0	64.3

Less: net earnings attributable to noncontrolling interests	0.7	0.2

NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREOWNERS	38.3	64.1

Net(loss) earnings from discontinued operations before income taxes	(1.1)	3.8
Income taxes (benefit) on discontinued operations	(0.5)	1.4

NET (LOSS) EARNINGS FROM DISCONTINUED OPERATIONS	(0.6)	2.4

NET EARNINGS ATTRIBUTABLE TO COMMON SHAREOWNERS	$37.7	$66.5

BASIC EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.48	$0.81
Discontinued operations	(0.01)	0.03

Total basic earnings per share of common stock	$0.48	$0.84

DILUTED EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.48	$0.80
Discontinued operations	(0.01)	0.03

Total diluted earnings per share of common stock	$0.47	$0.83

DIVIDENDS PER SHARE	$0.32	$0.31

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	79,209	79,176

Diluted	79,471	80,404

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	April 4, 2009	January 3, 2009
ASSETS
Cash and cash equivalents	$128.0	$211.6
Accounts and notes receivable	659.1	677.7
Inventories	503.7	514.7
Other current assets	100.3	90.1

Total current assets	1,391.1	1,494.1

Property, plant and equipment, net	566.1	579.8
Goodwill and other intangibles, net	2,570.1	2,596.0
Other assets	196.4	195.6

Total assets	$4,723.7	$4,865.5

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$215.1	$227.6
Accounts payable	400.8	461.5
Accrued expenses	482.2	507.9

Total current liabilities	1,098.1	1,197.0

Long-term debt	1,385.4	1,383.8
Other long-term liabilities	534.4	560.3
The Stanley Works’ shareowners’ equity	1,687.0	1,706.3
Noncontrolling interests equity	18.8	18.1

Total liabilities and equity	$4,723.7	$4,865.5

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	FIRST QUARTER
	2009	2008

OPERATING ACTIVITIES

Net earnings attributable to common shareowners	$37.7	$66.5
Depreciation and amortization	48.0	40.8
Changes in working capital	(45.3)	(8.1)
Other	(36.8)	8.5

Net cash provided by operating activities	3.6	107.7

INVESTING AND FINANCING ACTIVITIES

Capital and software expenditures	(21.7)	(25.1)
Business acquisitions and asset disposals	(6.0)	(0.5)
Cash dividends on common stock	(25.3)	(24.3)
Other	(34.2)	26.6

Net cash used in investing and financing activities	(87.2)	(23.3)

Increase (decrease) in Cash and Cash Equivalents	(83.6)	84.4

Cash and Cash Equivalents, Beginning of Period	211.6	240.4

Cash and Cash Equivalents, End of Period	$128.0	$324.8

Free Cash Flow Computation

Operating cash flow	$3.6	$107.7
Less: capital and software expenditures	(21.7)	(25.1)

Free Cash Flow (before dividends)	$(18.1)	$82.6

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures. The Company believes this is an important measure of its liquidity, of its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not reflect, among other things, deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and acquisitions.

The change in working capital is comprised of accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	FIRST QUARTER
	2009	2008
NET SALES
Security	$373.7	$332.5
Industrial	236.0	332.7
Construction & DIY	303.3	405.8

Total	$913.0	$1,071.0

SEGMENT PROFIT
Security	$70.6	$53.3
Industrial	24.5	48.7
Construction & DIY	28.8	47.0

Segment Profit	123.9	149.0
Corporate Overhead	(15.5)	(17.7)

Total	$108.4	$131.3

Segment Profit as a Percentage of Net Sales
Security	18.9%	16.0%
Industrial	10.4%	14.6%
Construction & DIY	9.5%	11.6%

Segment Profit	13.6%	13.9%
Corporate Overhead	-1.7%	-1.6%

Total	11.9%	12.3%